                                                                       EXHIBIT B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                       DECEMBER 31,    MARCH 31,
                                                           2003          2004
                                                       ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents........................   $    131,480   $    206,467
   Investment in Time Warner common stock...........        389,302        364,849
   Accounts receivable, net.........................        636,646        566,440
   Accrued unbilled revenues........................        395,351        242,584
   Fuel stock.......................................        237,650        148,867
   Materials and supplies...........................        175,276        169,501
   Non-trading derivative assets....................         45,897         48,993
   Taxes receivable.................................        159,646        123,455
   Prepaid expenses and other current assets........        101,457         79,176
                                                       ------------   ------------
     Total current assets...........................      2,272,705      1,950,332
                                                       ------------   ------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment....................     20,005,437     20,097,386
   Less accumulated depreciation and amortization...     (8,193,901)    (8,307,335)
                                                       ------------   ------------
     Property, plant and equipment, net.............     11,811,536     11,790,051
                                                       ------------   ------------

OTHER ASSETS:
   Goodwill, net....................................      1,740,510      1,740,510
   Other intangibles, net...........................         79,936         79,111
   Regulatory assets................................      4,930,793      4,945,277
   Non-trading derivative assets....................         11,273         11,391
   Other............................................        529,911        542,872
                                                       ------------   ------------
     Total other assets.............................      7,292,423      7,319,161
                                                       ------------   ------------

       TOTAL ASSETS.................................   $ 21,376,664   $ 21,059,544
                                                       ============   ============

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                         DECEMBER 31,    MARCH 31,
                                                             2003          2004
                                                         ------------   ------------
CURRENT LIABILITIES:
   Short-term borrowings..............................   $     63,000   $         --
   Current portion of transition bond long-term debt..         41,189         43,099
   Current portion of other long-term debt............        121,234        122,108
   Indexed debt securities derivative.................        321,352        294,335
   Accounts payable...................................        694,558        624,782
   Taxes accrued......................................        193,273        115,320
   Interest accrued...................................        164,669        155,957
   Non-trading derivative liabilities.................          8,036          9,626
   Regulatory liabilities.............................        186,239        187,218
   Accumulated deferred income taxes, net.............        345,870        334,480
   Deferred revenues..................................         88,740         88,781
   Other..............................................        290,176        228,906
                                                         ------------   ------------
     Total current liabilities........................      2,518,336      2,204,612
                                                         ------------   ------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net............       3,010,577      3,043,093
   Unamortized investment tax credits................         211,731        206,969
   Non-trading derivative liabilities................           3,330          1,676
   Benefit obligations...............................         836,459        851,622
   Regulatory liabilities............................       1,358,030      1,331,355
   Other.............................................         715,670        697,633
                                                         ------------   ------------
     Total other liabilities.........................       6,135,797      6,132,348
                                                         ------------   ------------

LONG-TERM DEBT:
   Transition bonds..................................         675,665        659,762
   Other.............................................      10,107,399     10,046,251
                                                         ------------   ------------
     Total long-term debt............................      10,783,064     10,706,013
                                                         ------------   ------------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES.......         178,910        186,691
                                                         ------------   ------------

SHAREHOLDERS' EQUITY:
   Common stock (305,385,434  shares and 307,072,860
     shares outstanding at December 31, 2003 and
     March 31, 2004, respectively)...................           3,063          3,071
   Additional paid-in capital........................       2,868,416      2,882,417
   Unearned ESOP stock...............................          (2,842)            --
   Retained deficit..................................        (700,033)      (657,012)
   Accumulated other comprehensive loss..............        (408,047)      (398,596)
                                                         ------------   ------------
     Total shareholders' equity......................       1,760,557      1,829,880
                                                         ------------   ------------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY....    $ 21,376,664   $ 21,059,544
                                                         ============   ============

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                          CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                     ASSETS

                                                         DECEMBER 31,    MARCH 31,
                                                             2003          2004
                                                         ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents.........................    $     30,720   $     16,088
   Accounts and notes receivable, net................          91,332        109,117
   Accounts receivable -- affiliated companies, net..           3,897             --
   Accrued unbilled revenues.........................          71,507         66,673
   Materials and supplies............................          56,008         53,863
   Taxes receivable..................................         184,634         85,524
   Other.............................................          14,209         10,697
                                                         ------------   ------------
     Total current assets............................         452,307        341,962
                                                         ------------   ------------

PROPERTY, PLANT AND EQUIPMENT:
   Property, plant and equipment.....................       6,084,665      6,108,211
   Less accumulated depreciation and amortization....      (2,040,382)    (2,074,326)
                                                         ------------   ------------
     Property, plant and equipment, net..............       4,044,283      4,033,885
                                                         ------------   ------------

OTHER ASSETS:
   Other intangibles, net............................          39,010         38,850
   Regulatory assets.................................       4,896,439      4,910,959
   Accounts and notes receivable -- affiliated
     companies.......................................         814,513        814,513
   Other.............................................          79,770         94,100
                                                         ------------   ------------
     Total other assets..............................       5,829,732      5,858,422
                                                         ---------------------------

       TOTAL ASSETS..................................    $ 10,326,322   $ 10,234,269
                                                         ============   ============

           CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                          CONSOLIDATED BALANCE SHEETS
                     (THOUSANDS OF DOLLARS) -- (CONTINUED)
                                  (UNAUDITED)

                        LIABILITIES AND MEMBER'S EQUITY

                                                         DECEMBER 31,    MARCH 31,
                                                             2003          2004
                                                         ------------   ------------
CURRENT LIABILITIES:
   Current portion of transition bond long-term debt...  $     41,189   $     43,099
   Accounts payable....................................        35,771         32,176
   Accounts payable -- affiliated companies, net.......            --         13,248
   Notes payable -- affiliated companies, net..........       113,179        110,285
   Taxes accrued.......................................        82,650         25,662
   Interest accrued....................................        64,769         39,670
   Regulatory liabilities..............................       185,812        186,791
   Other...............................................        62,085         57,142
                                                         ------------   ------------
     Total current liabilities.........................       585,455        508,073
                                                         ------------   ------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net..............     1,799,926      1,821,904
   Unamortized investment tax credits..................        55,845         54,102
   Benefit obligations.................................        83,236         87,010
   Regulatory liabilities..............................       923,038        889,783
   Notes payable -- affiliated companies...............       379,900        150,850
   Accounts payable -- affiliated companies............       398,984        400,717
   Other...............................................        11,424         14,749
                                                         ------------   ------------
     Total other liabilities...........................     3,652,353      3,419,115
                                                         ------------   ------------

LONG-TERM DEBT:
   Transition bonds....................................       675,665        659,762
   Other...............................................     2,672,019      2,903,184
                                                         ------------   ------------
     Total long-term debt..............................     3,347,684      3,562,946
                                                         ------------   ------------

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY:
   Common stock........................................             1              1
   Paid-in capital.....................................     2,190,111      2,190,111
   Retained earnings...................................       550,718        554,023
                                                         ------------   ------------
     Total member's equity.............................     2,740,830      2,744,135
                                                         ------------   ------------

       TOTAL LIABILITIES AND MEMBER'S EQUITY...........  $ 10,326,322   $ 10,234,269
                                                         ============   ============

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                                     ASSETS

                                                       DECEMBER 31,    MARCH 31,
                                                           2003          2004
                                                       ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents.......................     $     34,447   $    184,800
  Accounts and notes receivable, net..............          462,988        392,006
  Accrued unbilled revenue........................          323,844        175,911
  Accounts and notes receivable - affiliated
    companies, net................................               --        157,941
  Materials and supplies..........................           26,859         27,008
  Natural gas inventory...........................          160,367         68,648
  Non-trading derivative assets...................           45,897         48,993
  Taxes receivable................................           32,023             --
  Prepaid expenses................................           11,104         11,773
  Other...........................................           71,597         44,760
                                                       ------------   ------------
    Total current assets..........................        1,169,126      1,111,840
                                                       ------------   ------------

PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment...................        4,086,750      4,126,166
  Less accumulated depreciation...................         (351,189)      (378,241)
                                                       ------------   ------------
    Property, plant and equipment, net............        3,735,561      3,747,925
                                                       ------------   ------------

OTHER ASSETS:
  Goodwill........................................        1,740,510      1,740,510
  Other intangibles, net..........................           20,101         19,696
  Non-trading derivative assets...................           11,273         11,391
  Accounts and notes receivable - affiliated
    companies, net................................           33,929         26,097
  Other...........................................          142,162        144,609
                                                       ------------   ------------
    Total other assets............................        1,947,975      1,942,303
                                                       ------------   ------------

TOTAL ASSETS......................................     $  6,852,662   $  6,802,068
                                                       ============   ============

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                         DECEMBER 31,    MARCH 31,
                                                             2003          2004
                                                         ------------   ------------
CURRENT LIABILITIES:
  Short-term borrowings...............................   $     63,000   $         --
  Accounts payable....................................        528,394        468,490
  Accounts and notes payable - affiliated companies,
    net...............................................         23,351             --
  Taxes accrued.......................................         65,636        132,461
  Interest accrued....................................         58,505         52,795
  Customer deposits...................................         58,372         59,730
  Non-trading derivative liabilities..................          6,537          9,626
  Accumulated deferred income taxes, net..............          8,856         20,371
  Other...............................................        125,132         96,238
                                                         ------------   ------------
        Total current liabilities.....................        937,783        839,711
                                                         ------------   ------------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net..............        645,125        625,834
  Non-trading derivative liabilities..................          3,330          1,676
  Benefit obligations.................................        130,980        129,555
  Other...............................................        571,005        561,714
                                                         ------------   ------------
      Total other liabilities.........................      1,350,440      1,318,779
                                                         ------------   ------------

LONG-TERM DEBT........................................      2,370,974      2,370,515
                                                         ------------   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock........................................              1              1
  Paid-in capital.....................................      1,985,254      1,985,275
  Retained earnings...................................        173,682        247,873
  Accumulated other comprehensive income..............         34,528         39,914
                                                         ------------   ------------
      Total stockholder's equity......................      2,193,465      2,273,063
                                                         ---------------------------

   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.........   $  6,852,662   $  6,802,068
                                                         ============   ============

                                        6